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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

Subsidiary                                                Percent Owned
----------                                                -------------

First Federal Cheraw                                      100% Owned by Company

First Federal Financial Services, Inc.                    100% Owned by Company